Exhibit 10.29

FLUENCE ENERGY, LLC

PROMISSORY NOTE

August 11, 2021	$25,000,000.00

Effective as of the date set forth above (the “Effective Date”) and pursuant to all of the terms and conditions hereof, Fluence Energy, LLC, a Delaware limited liability company, for value received, promises to pay to the order of AES Grid Stability LLC, its successors and assigns (the “Holder”), the sum of $25,000,000.00, plus accrued interest thereon from the Effective Date of this Promissory Note (this “Note”) until paid in full at an annual interest rate, calculated on the basis of a 360 day year over the actual number of days elapsed, equal to the lesser of (i) the Interest Rate (as defined below) and (ii) the highest rate permitted by applicable law. Unless earlier prepaid as provided in Section 2 hereof, the outstanding principal hereof and all accrued but unpaid interest thereon (the “Debt”) shall be due and payable on the earlier of (i) on or after August 11, 2022 (the “Repayment Date”) or (ii) upon the occurrence of an Event of Default (as defined below).

1.              Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1            “Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banks are not required to be open or are authorized to close in New York, New York.

1.2            “Company” shall mean Fluence Energy, LLC, a Delaware limited liability company, and shall include any corporation, partnership, limited liability company or other entity that shall succeed to or assume the obligations of the Company under this Note.

1.3            “Interest Rate” shall mean 2.86%.

1.4            “Mandatory Prepayment Event” shall mean any of: (i) the closing of any private placement of equity securities for the purpose of raising additional cash for the Company’s business needs, but specifically excluding any issuance of equity or equity derivatives by the Company or any of its subsidiaries in connection with compensatory programs for employees, directors and other service providers; (ii) the settlement of the Company’s first underwritten public offering of its securities under the Securities Act; (iii) the settlement of the first underwritten public offering of securities of Fluence Energy, Inc., a Delaware corporation, under the Securities Act; or (iv) the closing of any merger, consolidation, reorganization, recapitalization, capital share exchange, share sale, asset sale or other similar transaction or business combination (or series of related transactions or related business combinations), in each such case, between the Company (or any direct or indirect parent entity, subsidiary, affiliate or corporate successors thereof) and any entity that is a “special purpose acquisition company” (or any of its subsidiaries or affiliates) or “blank check” company (or any of its subsidiaries or affiliates), following which the surviving or resulting corporation or its successor has a class of equity securities listed on either the New York Stock Exchange or the Nasdaq Stock Market.

1.5            “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.              Mandatory Prepayment. Notwithstanding anything contained herein to the contrary, the Debt shall automatically and without notice be due and payable within five (5) Business Days following the date of the closing of a Mandatory Prepayment Event.

3.              Interest and Payments.

3.1            Accrued and unpaid interest shall, at the end of each calendar month, be added to the outstanding principal balance.

3.2            Except as otherwise specified herein, each payment or prepayment, if any, made under this Note shall be applied to pay late charges, accrued and unpaid interest, principal, escrows (if any), and any other fees, costs and expenses which Company is obligated to pay under this Note, in such order as Holder may elect from time to time in its sole discretion.

3.3            Payments of interest on the outstanding accumulated principal balance shall be due and payable in arrears on the first day of each month commencing on January 1, 2022.

3.4            All payments on this Note are payable on or before 2:00 p.m. on the due date thereof, at the office of Holder specified herein and shall be credited on the date the funds become available lawful money of the United States. All sums payable to Holder which are due on a day on which Holder is not open for business shall be paid on the next succeeding business day and such extended time shall be included in the computation of interest.

3.5            Any prepayment in whole or in part shall include accrued and unpaid interest to the date of prepayment and all other sums due and payable hereunder.

3.6            From and after the earlier of the Repayment Date, a Mandatory Prepayment Event, or the occurrence of an Event of Default hereunder, irrespective of any declaration of maturity, all amounts remaining unpaid or thereafter accruing hereunder, shall, at Holder’s option, bear interest at a default rate of two percent (2%) per annum above the interest rate then in effect as set forth herein (the “Default Rate”), or the highest permissible rate under applicable usury law, whichever is less. Such default rate of interest shall be payable upon demand.

4.              Representations and Warranties. The Company hereby represents and warrants to the Holder that:

4.1            Organization, Good Standing and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

4.2            Authorization. All action on the part of the Company, its officers, directors and equity holders necessary for the authorization of this Note, the performance of all obligations of the Company hereunder and the sale, issuance and delivery of the Note has been taken, except to the extent of any failure of authorization that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. This Note, when executed and delivered, will be a valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights; (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (c) applicable usury laws.

5.              Defaults and Remedies.

5.1            Events of Default. Upon the occurrence of an Event of Default , the entire unpaid principal and accrued interest on the Note shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be immediately due and payable. The following events shall be considered events of default (individually, an “Event of Default” and collectively, “Events of Default”):

(a)            If the Company fails to pay any of the principal, interest, or any other amounts payable under this Note when due and payable;

(b)            If the Company fails to pay any of the principal, interest, or any other amounts payable under any other Note when due and payable;

(c)            If the Company fails to pay any amount due to Holder under any other agreement pertaining to Company indebtedness or credit support provided by Holder;

(d)            any representation, warranty, certification, or other information furnished by or on behalf of the Company was false or misleading in any material respect when made;

(e)            If the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Company or all or any substantial portion of the Company’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due; or

(f)            If an involuntary petition is filed, or any proceeding or case is commenced, against the Company (unless such proceeding or case is dismissed or discharged within sixty (60) days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Company or to take possession, custody or control of any property of the Company, or an order for relief is entered against the Company in any of the foregoing..

5.2            Remedies. Upon the occurrence of an Event of Default, each Holder shall have then, or at any time thereafter, all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the State of Delaware at law, in equity or otherwise.

6.              Miscellaneous.

6.1            Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and Holder.

6.2            Restrictions on Transfer; Assignment. The Holder may not transfer or assign all or any part of this Note without the approval of the Company, provided that the Holder may assign this Note to any affiliate within majority-ownership by The AES Corporation or Siemens AG. This Note may only be transferred in compliance with applicable state and federal laws. All rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs and administrators of the parties.

6.3            Fees and Expenses. All expenses incurred in connection with this Note, including attorneys’ fees, shall be paid by the parties incurring such expenses. Costs of collection and enforcement (including reasonable attorneys’ fees) shall, however, be paid by the Company upon demand, and shall be added to the principal balance hereof.

6.4            Reserved.

6.5            Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. Each party hereto consents to exclusive jurisdiction and venue in Delaware, if in state court, and in the United States District Court for Delaware, if in United States federal court, for any suit or proceeding relating to, arising out of or arising under this Note; such courts shall have the sole and exclusive in personam, subject matter and other jurisdiction in connection with such suit or proceeding and venue shall be appropriate for all purposes in such courts.

6.6            Prepayment. The Debt may be prepaid, in whole or in part at any time, by the Company so long as accrued interest is paid first, and then outstanding principal.

6.7            Lost or Stolen Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Note, the Company, at its expense, will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

6.8            Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first Business Day after transmission if sent by confirmed facsimile transmission or electronic mail transmission, or five (5) Business Days after deposit in the United States first class mail, by registered or certified mail, postage prepaid, addressed as set forth below the Company’s or the Holder’s name, as applicable, on the signature page hereto, or at such other address as the Company or the Holder may designate by ten (10) Business Days’ advance written notice to the other party hereto.

6.9            Severability. If one or more provisions of this Note are held unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.10         Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

6.11          Entire Agreement. This instrument represents the entire agreement between the parties hereto with respect to this Note and its terms and conditions.

6.12         Counterparts. This Note may be executed in counterparts, all of which together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Note by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

6.13         Waiver of Jury Trial. COMPANY AND HOLDER AGREE THAT, TO THE EXTENT PERMIT [ED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY HOLDER OR COMPANY, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. HOLDER AND COMPANY EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE. ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, COMPANY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. COMPANY ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT HOLDER WOULD NOT EXTEND CREDIT TO COMPANY IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

6.14         Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Note and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Holder, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be issued as of the Effective Date.

Company:	FLUENCE ENERGY, LLC

	By:	/s/ Dennis Fehr
	Name:	Dennis Fehr
	Title:	CFO

By:	/s/ Francis A. Fuselier
Name:	Francis A. Fuselier
Title:	SVP, General Counsel and Secretary

Address:

Fluence Energy, LLC
4601 N. Fairfax Drive, Suite 600 Arlington, VA 22203
Attn: Chief Financial Officer
Email: dennis.fehr@fluenceenergy.com

With a copy to:
Attn: General Counsel
Email: frank.fuselier@fluenceenergy.com

Holder:	AES GRID STABILITY LLC

	By:	/s/ Viktor Stafiychuk
	Name:	Viktor Stafiychuk
	Title:	Treasurer

Address:
4300 Wilson Blvd., Arlington, VA 22203

[Signature Page to Promissory Note]